      As filed with the Securities and Exchange Commission on May 26, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          -----------------------------

                               GRANT PRIDECO, INC.
             (Exact name of registrant as specified in its charter)

                              DELAWARE                                                           76-0312499
           (State or other jurisdiction of incorporation                                      (I.R.S. Employer
                          or organization)                                                   Identification No.)

                 1450 LAKE ROBBINS DRIVE, SUITE 600
                        THE WOODLANDS, TEXAS                                                        77380
              (Address of Principal Executive Officer)                                           (Zip Code)

                     GRANT PRIDECO, INC. 401(K) SAVINGS PLAN
                            (Full title of the plans)

                          -----------------------------
                                  JOHN C. COBLE
                               GRANT PRIDECO, INC.
                             1450 LAKE ROBBINS DRIVE
                           THE WOODLANDS, TEXAS 77380
                     (Name and address of agent for service)

                                  281/297-8500
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS77010-3095
                                 (713) 651-5151
                          ATTENTION: CHARLES L. STRAUSS

                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    TITLE OF SECURITIES                                     PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
    TO BE REGISTERED         AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE(1) AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share        500,000 shares (2)              $20.78125                 $10,390,625                 $2,743.13
====================================================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on May 22, 2000.
(2) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Grant Prideco 401(K) Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to or in the Grant Prideco, Inc. 401(K) Savings Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Grant Prideco, Inc., a Delaware corporation (the "Company" or "Registrant") incorporates by reference in this Registration Statement the following:

         (i) the Registrant's effective Registration Statement on Form 10 (File No. 001-15243) (including without limitation the description of the Registrant's Common Stock contained therein); all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; and

         (ii) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

         Under Section 145 of the Delaware General Corporation Law and our bylaws, we are obligated to indemnify our present and former directors and officers and may indemnify other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if the person to whom indemnity is granted acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Grant Prideco.

         Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1      Restated Certificate of Incorporation (incorporated by reference from exhibit no. 3.1 of the
         Registrant's Registration Statement on Form S-3 (File No. 333-35272).
4.2      Restated Bylaws of the Registrant (incorporated by reference from exhibit no. 3.2 of the Registrant's
         Registration Statement on Form 10 (File No. 001-15423).
4.3      Grant Prideco, Inc. 401(K) Savings Plan.
4.4      Subordinated Promissory Note payable to Weatherford International, Inc. (incorporated by reference from exhibit no. 4.1 of the Registrant's Registration Statement on Form 10 (File No.
         001-15423).
4.5      Loan and Security Agreement dated April 14, 2000, among Grant and certain of its subsidiaries, the lenders identified therein and Transamerica Business Credit Corporation, ("TBCC"), as agent
         (incorporated by reference from exhibit no. 4.3 to Grant's Registration Statement on Form S-3
         (File No. 333-35272).
4.6      Pledge Agreement dated April 14, 2000, among Grant and certain of its subsidiaries, the lenders identified therein and TBCC, as agent (incorporated by reference from exhibit no. 4.5 to
         Grant's Registration Statement on Form S-3 (File No. 333-35272).
4.7      Guaranty dated April 14, 2000, by Grant and certain of its subsidiaries in favor of TBCC, agent
         (incorporated by reference from exhibit no. 4.4 to Grant's Registration Statement on Form S-3
         (File No. 333-35272).
4.8      Distribution Agreement dated March 22, 2000, between Grant Prideco, Inc. and Weatherford
         International, Inc. (incorporated by reference from exhibit no. 2.1 of the Registrant's
         Registration Statement on S-3 (File No. 333-35272).
4.9      Guaranty dated April 14, 2000, by certain subsidiaries of Grant Prideco in favor of Weatherford
         (incorporated by reference from Exhibit 4.11 to the Registrant's Quarterly Report on Form 10-Q
         for the three months ended March 31, 2000).
4.10     Grant Prideco, Inc. Executive Deferred Compensation Plan (incorporated by reference from exhibit No. 10.9 of the Registrant's Registration Statement on Form 10 (File No. 001-15423).
4.11     Grant Prideco, Inc. Foreign Executive Deferred Compensation Plan (incorporated by reference from exhibit no. 10.8 of the Registrant's Registration Statement on Form 10 (File No.
         001-15423).
4.12     Grant Prideco, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference from exhibit no. 10.10 of the Registrant's Registration Statement on Form 10 (File
         No. 001-15423).
5.1      Opinion of Associate General Counsel
23.1     Consent of Fulbright & Jaworski (included in Exhibit 5.1)
23.2     Consent of Arthur Andersen LLP
24.1     Powers of Attorney (included on page II-4 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2000.

                                         GRANT PRIDECO, INC.


                                         By: /s/ John C. Coble
                                         ---------------------------------------
                                         John C. Coble
                                         Chief Executive Officer,
                                         President and Director
                                         (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John C. Coble and Frances R. Powell, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                      TITLE                                   DATE

/s/ Bernard J. Duroc-Danner               Chairman of the Board and Director      May 26, 2000
----------------------------------------
Bernard J. Duroc-Danner

/s/ John C. Coble                         President and Director                  May 26, 2000
----------------------------------------  (principal executive officer)
John C. Coble

/s/ Frances R. Powell                     Vice President and Chief Financial      May 26, 2000
----------------------------------------  Officer (principal financial and
Frances R. Powell                         accounting officer)

/s/ Eliot M. Fried                        Director                                May 26, 2000
----------------------------------------
Eliot M. Fried

/s/ Sheldon B. Lubar                      Director                                May 26, 2000
----------------------------------------
Sheldon B. Lubar

/s/ William Macaulay                      Director                                May 26, 2000
----------------------------------------
William Macaulay

/s/ Robert K. Moses, Jr.                  Director                                May 26, 2000
----------------------------------------
Robert K. Moses, Jr.

                                          Director                                May __, 2000
----------------------------------------
Robert A. Rayne

                                   SIGNATURES

         Pursuant to the requirements of the Securities act of 1933, the Administrative Committee of the Grant Prideco 401(K) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2000.


                                     GRANT PRIDECO, INC.
                                     401(K) SAVINGS PLAN


                                     By:      /s/ Warren S. Avery
                                        ----------------------------------------
                                     Name:    Warren S. Avery
                                          --------------------------------------
                                     Title:  Vice President of Human Resources
                                           -------------------------------------

                                  EXHIBIT INDEX

4.1      Restated Certificate of Incorporation (incorporated by reference from exhibit no. 3.1 of the
         Registrant's Registration Statement on Form S-3 (File No. 333-35272).
4.2      Form of Restated Bylaws of the Registrant (incorporated by reference from exhibit no. 3.2 of the Registrant's Registration Statement on Form 10 (File No. 001-15423).
4.3      Grant Prideco, Inc. 401(K) Savings Plan.
4.4      Subordinated Promissory Note payable to Weatherford International, Inc. (incorporated by reference from exhibit no. 4.1 of the Registrant's Registration Statement on Form 10 (File No.
         001-15423).
4.5      Loan and Security Agreement dated April 14, 2000, among Grant and certain of its subsidiaries, the lenders identified therein and Transamerica Business Credit Corporation, ("TBCC"), as agent
         (incorporated by reference from exhibit no. 4.3 to Grant's Registration Statement on Form S-3
         (File No. 333-35272).
4.6      Pledge Agreement dated April 14, 2000, among Grant and certain of its subsidiaries, the lenders identified therein and TBCC, as agent (incorporated by reference from exhibit no. 4.5 to
         Grant's Registration Statement on Form S-3 (File No. 333-35272).
4.7      Guaranty dated April 14, 2000, by Grant and certain of its subsidiaries in favor of TBCC, agent
         (incorporated by reference from exhibit no. 4.4 to Grant's Registration Statement on Form S-3
         (File No. 333-35272).
4.8      Distribution Agreement dated March 22, 2000, between Grant Prideco, Inc. and Weatherford
         International, Inc. (incorporated by reference from exhibit no. 2.1 of the Registrant's
         Registration Statement on S-3 (File No. 333-35272).
4.9      Guaranty dated April 14, 2000, by certain subsidiaries of Grant Prideco in favor of Weatherford
         (incorporated by reference from Exhibit 4.11 to the Registrant's Quarterly Report on Form 10-Q
         for the three months ended March 31, 2000).
4.10     Grant Prideco, Inc. Executive Deferred Compensation Plan (incorporated by reference from exhibit No. 10.9 of the Registrant's Registration Statement on Form 10 (File No. 001-15423).
4.11     Grant Prideco, Inc. Foreign Executive Deferred Compensation Plan (incorporated by reference from exhibit no. 10.8 of the Registrant's Registration Statement on Form 10 (File No.
         001-15423).
4.12     Grant Prideco, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference from exhibit no. 10.10 of the Registrant's Registration Statement on Form 10 (File No.
         001-15423).
5.1      Opinion of Fulbright & Jaworski
23.1     Consent of Fulbright & Jaworski (included in Exhibit 5.1)
23.2     Consent of Arthur Andersen LLP